UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.003/362541.1

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2010 James W. Lokey entered into an Employment Agreement with Mission Community Bancorp (the “Company”), effective as of July 1, 2010, to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors through June 30, 2013 (the “Agreement”).  The Agreement and the Company’s obligations thereunder are subject to receipt of approval or a statement of non-objection to the Agreement from the Federal Reserve Bank of San Francisco.

Pursuant to the terms of the Agreement, Mr. Lokey is to receive an annual base salary of $250,000, with increases in the sole discretion of the Board of Directors.  The amount of any bonus paid to Mr. Lokey will be determined by the Board of Directors, in its sole discretion.  Mr. Lokey will also receive a one-time consulting fee $41,667 in recognition of the substantial consulting services he performed for the Company prior to the effective date of the Agreement.  The Agreement further provides that Mr. Lokey shall be granted an option to purchase up to 100,368 shares of the Company’s common stock at a purchase price equal to $5.00 per share.  The options will be for a term of ten years and will vest in annual installments of one-third per year over a period of 3 years.  In the event Mr. Lokey’s employment is terminated without cause, he will be entitled to a payment equal to 12 months of his base salary as in effect immediately prior to his termination of employment, payable in equal installments over 12 months.

Mr. Lokey, 63 years old, most recently served as President of Rabobank, N.A., Arroyo Grande, California from 2007 until his retirement from that bank effective December 31, 2009.  Previously, Mr. Lokey served as President and Chief Executive Officer for Mid-State Bank & Trust, from 2000 until the sale of that bank in 2007.

On May 25, 2010 the Board of Directors of the Company appointed Mr. Lokey as its new Chairman of the Board and Chief Executive Officer subject to receipt of all required regulatory approvals.  Mr. Lokey was previously appointed to the Board of Directors and as Executive Chairman of the Company on April 27, 2010 as a nominee of Carpenter Fund Manager GP, LLC, on behalf of and as general partner of each of the following investment-related limited partnerships:  Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P., pursuant to the terms of the Securities Purchase Agreement dated December 22, 2009, between the Company and Carpenter Fund Manager GP, LLC, as amended.

Item 9.01.  Financial Statement and Exhibits

(c)  Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and James W. Lokey dated as of July 1, 2010

3266.003/362541.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010	MISSION COMMUNITY BANCORP
By: /s/ Anita M. Robinson
Anita M. Robinson President

3266.003/362541.1

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between the Company and James W. Lokey dated as of July 1, 2010